UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 3, 2026

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 3100, Berkeley Heights, New Jersey 07922

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 799-8599

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On August 3, 2026, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced receipt of official minutes from a Type C meeting held with the U.S. Food and Drug Administration (“FDA”) to discuss the Company’s plans for Phase 2 field study of its TNX-4800 (human anti-outer-surface protein A monoclonal antibody) for seasonal prevention of Lyme disease in adults. A copy of the press release that discusses this matter is attached hereto as Exhibit 99.01.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On August 3, 2026, the Company announced receipt of official minutes from the Type C meeting with the FDA to discuss the Company’s plans for an adaptive Phase 2 field study of TNX-4800 to prevent Lyme disease in adults in the U.S. The official FDA minutes indicate alignment between the Company and the FDA on a randomized, placebo-controlled adaptive field study design enrolling 3,300 adult participants from Lyme-endemic areas over two seasons, with a primary efficacy endpoint of Lyme disease prevention at six months after the first dose, and a key secondary efficacy endpoint of Lyme disease prevention at three months. The primary safety objective will be to evaluate the safety and tolerability of TNX-4800 over a 52-week period after dosing. The Company expects the majority of participants will be enrolled in the 2028 season. If the attack rate is lower than expected, enrollment of participants may extend to 2029.

Participants in the planned adaptive Phase 2 field study will be randomized 1:1 to receive either TNX-4800 450 mg subcutaneously or a placebo, in a two dose regimen with the first dose in early Spring and a second dose or placebo approximately three months later. The Company plans to enroll adults aged 18 and older who live in Lyme-endemic areas in the U.S. and engage in activities that increase their risk of deer tick bites.

The Company has been focused on manufacturing investigational product for TNX-4800, which is on track for delivery to study sites in the first quarter of 2027.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01	Press Release of the Company, dated August 3, 2026
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: August 3, 2026	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer